UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2010

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

4 Parkway North, Suite 400
Deerfield, IL	60015
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:  (847) 405-2400

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

On August 31, 2010, CF Industries Holdings, Inc. (the “Company”) and Mellon Investor Services LLC, as successor to The Bank of New York, as the rights agent under the Company’s Rights Agreement, dated as of July 21, 2005 (the “Rights Agreement”), entered into an amendment to the Rights Agreement (the “Amendment”).  The Amendment adds an exception to the definition of “Acquiring Person” in the Rights Agreement to permit certain investors to acquire up to 20% of the Company’s outstanding common stock without becoming an Acquiring Person for purposes of the Rights Agreement so long as such investors continue to meet the requirements for such ownership set forth in the Rights Agreement, as amended.  Generally, the exception applies to any person who reports or is required to report such ownership (but less than 20.0%) on Schedule 13G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or on Schedule 13D under the Exchange Act, which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of Schedule 13D (other than sales of the Company’s common stock).

The foregoing description of the Amendment is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

4.1           First Amendment to the Rights Agreement, dated as of August 31, 2010, between the CF Industries Holdings, Inc. and Mellon Investor Services LLC, as successor to The Bank of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2010	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

4.1	First Amendment to the Rights Agreement, dated as of August 31, 2010, between the CF Industries Holdings, Inc. and Mellon Investor Services LLC, as successor to The Bank of New York.